                                                                   Exhibit 10.75

                   LEASE TERMINATION AND SETTLEMENT AGREEMENT


         THIS LEASE TERMINATION AND SETTLEMENT AGREEMENT (this "Agreement") is made as of March 21, 2000, by and between MILTON J. ACKERMAN, SUE ACKERMAN, LEE HINDERSTEIN, THELMA HINDERSTEIN and MARILYN WEISS, individuals doing business as MILTON J. ACKERMAN, ET AL. and ATLANTIC PROPERTY COMPANIES, each a [New York] general partnership (collectively "Landlord"), and HALSEY DRUG CO., INC., a New York corporation ("Tenant").

                              W I T N E S S E T H :

         WHEREAS, Landlord and Tenant are parties to certain agreements described on Exhibit A annexed hereto (which agreements are hereinafter collectively referred to as the "Lease"), pursuant to which Landlord leased to Tenant and tenant occupied certain premises located in Brooklyn, New York, as further described in the Lease (the "Premises"); and

         WHEREAS, Landlord and Tenant have agreed to terminate the Lease and settle all disputes, claims and obligations between Landlord and Tenant, and Tenant has agreed to surrender the Premises, all upon the terms and conditions contained in this Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged by each of the parties hereto, Landlord and Tenant agree as follows:

         1. Simultaneous with the execution of this Agreement, Tenant has paid to Landlord the sum of $215,860.00, representing all rent and other charges payable by Tenant to Landlord under the Lease through and including March 31, 2000, receipt of which is hereby acknowledged by Landlord.

         2. Tenant has advised Landlord that Tenant is currently negotiating a transaction with an unrelated third party which, among other things, would provide funds sufficient for Tenant to satisfy its obligations under this Agreement (the "Third Party Transaction"). Landlord understands that there is no assurance that Tenant will consummate a Third Party Transaction acceptable to it on or before April 18, 2000. Tenant may rescind its obligations under this Agreement by delivering written notice to that effect to Landlord at any time after April 18, 2000, if it shall not have consummated a Third Party Transaction acceptable to it in its sole discretion on or before the date on which Tenant delivers its termination notice to Landlord. Landlord may rescind its obligations under this Agreement by delivering to Tenant written notice to that effect at any time after April 18, 2000 if Tenant shall not have paid the amounts specified in Paragraph 3 below on or before April 18, 2000.

         3. On the earlier to occur of April 18, 2000 and the second business day immediately following the closing and funding of the Third Party Transaction, Tenant shall pay the following amounts in immediately available funds by wire transfer:

            (a)             To Landlord, in accordance with the wire transfer
                  instructions set forth on Exhibit B, the sum of $488,250.00, representing the fair value for the use and occupancy of the Premises by Tenant for the period April 1, 2000 through and including August 31, 2000, in lieu of any and all rent and other amounts payable by Tenant under the Lease.

         (b) To Landlord, in accordance with the wire transfer instructions set forth on Exhibit B, the sum of $1,150,000.00 in consideration of the termination of the Lease prior to its stated expiration date and the agreements of the parties contained in this Agreement.

         (c) To St. John & Wayne, L.L.C. ("Tenant's Counsel"), in accordance with the wire transfer instructions set forth on Exhibit C annexed hereto, the sum of $390,600.00, which amount shall (i) constitute the "Liquidated Amount" described in Paragraph 5, and (ii) be held in escrow by Tenant's Counsel in accordance with the provisions of Paragraph 5 of this Agreement.

         (d) To Graubard, Mollen & Miller ("Landlord's Counsel"), in accordance with the wire transfer instructions set forth on Exhibit D annexed hereto, the sum of $200,000.00(provided, however, Landlord acknowledges that it is currently holding as a security deposit under the Lease the sum of $81,373 which amount shall be credited against Tenant's payment obligation under this Paragraph 3(d), leaving a balance payable by Tenant under this Paragraph 3(d) of $118,627), which amount shall constitute the (i) "Restoration Amount" described in Paragraph 6, and (ii) be held in escrow by Landlord's Counsel in accordance with the provisions of Paragraph 6 of this Agreement.

         4. The term of the Lease shall expire and the obligations of Landlord and Tenant under the Lease shall terminate at 11:59 p.m. on the date (the "Termination Date") which is the later to occur of (a) August 31, 2000 and (b) the Surrender Date (hereinafter defined). The "Surrender Date" shall be the date on which Tenant has (i) removed its trade fixtures, equipment and other personal property of Tenant located in the Premises, except for those items described on Schedule H hereto (ii) provided notice to Landlord that Tenant has ceased all business operations at and vacated the Premises, and (iii) delivered to the Landlord all keys to the Premises in its possession. Time is of the essence for the Surrender Date to occur on or before March 31, 2001. Simultaneous with the execution of this Agreement, Tenant has executed and delivered to the Landlord's Counsel a written Stipulation consenting to the entry of a final judgment of possession with respect to the Premises and a warrant of eviction in the form of Exhibit G annexed hereto, which shall be held in escrow by Landlord's Counsel and shall not be released from escrow and presented to the court for entry until after March 31, 2001 as long as Tenant complies with the provisions of Paragraph 3 hereof. If Tenant fails to comply with the provisions of Paragraph 3 and Landlord or Tenant has rescinded its obligations under this Agreement in accordance with Paragraph 2 hereof, the Stipulation, this Agreement and the other documents needed to implement this Agreement shall be null and void and of no force or effect.

         5. (a) If the Surrender Date shall occur on or (i) after September 1, 2000, Landlord shall be entitled to receive the Liquidated Amount and all interest earned thereon, or (ii) before August 31, 2000, Tenant shall be entitled to receive the Liquidated Amount and all interest earned thereon. The parties agree that the Liquidated Amount represents the (i) consideration for Landlord's granting to Tenant the right to remain in possession of the Premises after August 31, 2000, and (ii) fair value for the use and occupancy of the Premises by Tenant for any period of time from and after September 1, 2000 through and including the Surrender Date, in lieu of any and all rent or other charges payable by Tenant under the Lease.

            (b) The Liquidated Amount shall be deposited in an interest bearing attorney trust account by Tenant's Counsel, which account shall be reasonably acceptable to Landlord and Tenant.

            (c) If Landlord shall claim that the Surrender Date occurred on or after September 1, 2000, it shall provide written notice thereof to Tenant, with a copy to Tenant's Counsel and Landlord's Counsel, specifying in reasonable detail the facts on which such claim is based. In the event that Tenant does not dispute such claim within three (3) business days after receipt of Landlord's notice, Tenant's Counsel shall on the fourth (4th) business day after receipt of Landlord's notice promptly deliver to Landlord the Liquidated Amount and all interest earned thereon. In the event, however, that Tenant shall elect to dispute such claim, it shall be required, within three (3) business days after receipt of Landlord's notice hereunder, to provide written notice thereof to Landlord, with a copy to Tenant's Counsel and Landlord's Counsel, specifying in reasonable detail the facts on which any such dispute is based. In the event of any such dispute, Landlord and Tenant agree that such dispute shall be settled by arbitration in accordance with the provisions of Paragraph 7 of this Agreement. Tenant's Counsel shall retain the Liquidated Amount until its receipt of a certified copy of any such final and non-appealable arbitration decision or award or joint written notice from Landlord and Tenant stating the dispute has been settled and specifying the manner in which the Liquidated Amount is to be disbursed, at which time it shall promptly deliver to Landlord or Tenant, as the case may be, the Liquidated Amount and all interest earned thereon.

            (d) If Tenant shall claim that the Surrender Date occurred on or before August 31, 2000, it shall provide written notice thereof to Landlord, with a copy to Tenant's Counsel and Landlord's Counsel. In the event that Landlord does not dispute such claim within three (3) business days after receipt of Tenant's notice, Tenant's Counsel shall on the fourth (4th) day after receipt of Tenant's notice promptly deliver to Tenant the Liquidated Amount and all interest earned thereon. In the event, however, that Landlord shall dispute such claim it shall be required, within three (3) business days after receipt of Tenant's notice, to provide written notice thereof to Tenant, with a copy to Tenant's Counsel and Landlord's Counsel, specifying in reasonable detail the facts on which any such dispute is based. In the event of any such dispute, Landlord and Tenant agree that such dispute shall be settled by final and non-appealable arbitration in accordance with the provisions of Paragraph 7 of this Agreement. Tenant's Counsel shall retain the Liquidated Amount until its receipt of a certified copy of any such arbitration decision or award or joint written notice from Landlord and Tenant stating the dispute has been settled and specifying the manner in which the Liquidated Amount is to be disbursed, at which time it shall promptly deliver to Landlord or Tenant, as the case may be, the Liquidated Amount and all
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interest earned thereon.

            (e) Landlord and Tenant agree that Tenant's Counsel shall not be liable for any error or judgment or for any mistake of fact, law for anything which it may do or refrain from doing in connection herewith, except its own gross negligence or willful misconduct. Landlord and Tenant agree to indemnify, hold harmless and defend Tenant's Counsel from any loss, damage, claim, liability, judgment, expense (including attorney's fees and disbursements) or other charge incurred or sustained by it by reason of any act or omission performed or omitted hereunder, but this indemnity shall not be applicable to any loss, liability, damage, claim, judgment, expense or other charge resulting from the gross negligence or willful misconduct of Tenant's Counsel. Tenant's Counsel shall have the right to rely conclusively upon the notices delivered hereunder, and shall be under no obligation to ascertain the authenticity of such notices, nor to determine the factual accuracy thereof. Tenant's Counsel is acting as a stakeholder only with respect to the Liquidated Amount. If there is any dispute as to whether Tenant's Counsel is obligated to deliver the Liquidated Amount and/or to whom it should be delivered, Tenant's Counsel shall not make any delivery, but in such event Tenant's Counsel shall hold the Liquidated Amount until receipt by Tenant's Counsel of an authorization in writing signed by all parties having an interest in such dispute directing the disposition of same, or in the absence of such authorization Tenant's Counsel shall hold the Liquidated Amount until the final determination of the rights of the parties in an appropriate proceeding. If such written authorization is not given, or proceedings for such determination are not begun within a reasonable period of time and diligently continued, Tenant's Counsel shall have the right, at any time thereafter, to commence an action or proceeding, at the sole cost of expense of Landlord and Tenant, in the nature of interpleader in any court having jurisdiction thereof, and to deposit the Liquidated Amount with such court, and thereupon be discharged from any and all further liability hereunder. Landlord acknowledges that Tenant's Counsel is a law firm which represents Tenant and Tenant's Counsel shall be entitled to represent Tenant in any and all matters arising, directly or indirectly, out of the Lease and this Agreement and the transactions contemplated hereby, including, without limitation, the disposition of the Liquidated Amount. Landlord waives any conflicts of interest or appearance of impropriety, if any, that may be occasioned by Tenant's Counsel's role as a stakeholder, witness or party in any proceedings involving the parties. Notwithstanding anything in this Paragraph 5(e) to the contrary, Landlord shall not be liable to Tenant's Counsel for the payment of any attorneys' fees or disbursements which are attributable to Tenant's Counsel's representation of Tenant.

         6. (a) The Restoration Amount shall be deposited in an interest bearing trust account by Landlord's Counsel, which account shall be reasonably acceptable to Landlord and Tenant.

            (b) On the Surrender Date, Tenant shall surrender the Premises to Landlord in its then "as is" condition, and, notwithstanding anything to the contrary contained in the Lease, except to the extent as specifically provided in Paragraph 6(c) of this Agreement, Tenant shall not be required to perform any maintenance, repair, alteration, improvement, replacement or restoration to the Premises. In consideration of any maintenance, repair, alteration, improvement, restoration or removal obligation of Tenant under the Lease and any unpaid water, sewer or utility charges allocable to the Premises through and including the Surrender Date for which Tenant was obligated under the Lease, including, without limitation, under Articles 3, 4, 22 and 29 of the Lease (collectively, the "Tenant Obligations"), Tenant has deposited the Restoration
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Amount. The parties agree that the Restoration Amount shall be payable to
Landlord if and to the extent that Landlord, on or before the period expiring one hundred and fifty (150) days after the Surrender Date (the "Outside Date"), shall incur any costs in respect of the Tenant Obligations. The parties agree that the Tenant shall have no liability in respect of any or all of the Tenant Obligations other than the Restoration Amount as provided in Paragraph 3(d) above and Landlord's recovery of any amounts claims, damages, fees, costs or for such Tenant Obligations are expressly limited to the Restoration Amount.

            (c) Notwithstanding the foregoing, prior to the Surrender Date
(i) Tenant shall perform normal and customary maintenance and repair services and pay all water, sewer and utility bills relating to the Premises; provided, however, that Tenant shall not be obligated to maintain, repair or replace any part or portion of the Premises, including, without limitation, the HVAC systems, where the cost of such maintenance or repair shall exceed $25,000, in the aggregate for all such maintenance, repair or replacement items (based on a good faith estimate received by Tenant), and (ii) Tenant shall exercise reasonable care in the removal of its equipment, fixtures and other personal property from the Premises. Each of the Tenant and the Landlord hereby acknowledge and agree that any breach by Tenant of the terms and provisions of this Paragraph 6(c) shall not be deemed to constitute or otherwise result in a default or breach by Tenant of this Agreement or the Lease and Landlord's sole remedy for a breach by Tenant of its obligations under this Paragraph 6(c) shall be a claim against the Restoration Amount and any insurance maintained by Tenant for the Premises where the Landlord is named as an insured under such insurance.

            (d) Within thirty (30) days after the Outside Date, Landlord shall provide notice to Tenant, with a copy to Landlord's Counsel and Tenant's Counsel, describing in reasonable detail the work performed and the costs incurred by Landlord on or before the Outside Date in respect of Tenant Obligations for which Landlord claims it is entitled to reimbursement under Paragraph 6(b) (the "Restoration Claim"). If Tenant does not dispute the Restoration Claim in whole or in part, within ten (10) days after receipt by Landlord's Counsel of the Restoration Claim notice, Landlord's Counsel shall on the eleventh (11th) day after receipt of such notice promptly deliver to Landlord such portion of the Restoration Amount equal to the amount of the Restoration Claim. In the event, however, that Tenant shall elect to dispute the Restoration Claim, in whole or in part, it shall be required, within ten (10) days after receipt of the Restoration Claim notice from Landlord, to provide notice thereof to Landlord, with a copy to Landlord's Counsel and Tenant's Counsel. In the event of any such dispute or contest, Landlord and Tenant hereby agree that any such dispute shall be settled by arbitration in accordance with the provisions of Paragraph 7 of this Agreement. Landlord's Counsel shall disburse the portion, if any, of the Restoration Amount equal to any Restoration Claim which is not disputed by Tenant and shall retain the portion of the Restoration Amount covered by any such dispute until its receipt of a certified copy of any final and non-appealable arbitration decision or award or joint written notice from Landlord and Tenant stating the dispute has been settled and specifying the manner in which the Restoration Amount is to be disbursed, at which time it shall promptly deliver to the appropriate party or parties a check or checks in the amount of any such judgment or award.

            (e) On the date which is thirty (30) days after the Outside Date, Landlord's Counsel shall deliver to Tenant the balance of the Restoration Amount (plus accrued interest),
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reduced by any amounts due to Landlord pursuant to the terms of this Paragraph 6 and any amounts which are the subject of an Unresolved Claim. The term "Unresolved Claim" shall mean any claim which may be made against the Restoration Amount in accordance with this Paragraph 6, until such time as such claim has been paid in full or otherwise fully settled, compromised or adjusted by the parties and Landlord's Counsel, and the amount of any such Unresolved Claim shall remain with Landlord's Counsel until so settled or adjusted and then paid to the party to whom such funds are to be paid pursuant to such agreement, settlement, compromise or adjustment.

            (f) Landlord and Tenant agree that Landlord's Counsel shall not be liable for any error or judgment or for any mistake of fact, law for anything which it may do or refrain from doing in connection herewith, except its own gross negligence or willful misconduct. Landlord and Tenant agree to indemnify, hold harmless and defend Landlord's Counsel from any loss, damage, claim, liability, judgment, expense (including attorney's fees and disbursements) or other charge incurred or sustained by it by reason of any act or omission performed or omitted hereunder, but this indemnity shall not be applicable to any loss, liability, damage, claim, judgment, expense or other charge resulting from the gross negligence or willful misconduct of Landlord's Counsel. Landlord's Counsel shall have the right to rely conclusively upon the notices delivered hereunder, and shall be under no obligation to ascertain the authenticity of such notices, nor to determine the factual accuracy thereof. Landlord's Counsel is acting as a stakeholder only with respect to the Restoration Amount. If there is any dispute as to whether Landlord's Counsel is obligated to deliver the Restoration Amount and/or to whom it should be delivered, Landlord's Counsel shall not make any delivery, but in such event Landlord's Counsel shall hold the Restoration Amount until receipt by Landlord's Counsel of an authorization in writing signed by all parties having an interest in such dispute directing the disposition of same, or in the absence of such authorization Landlord's Counsel shall hold the Restoration Amount until the final determination of the rights of the parties in an appropriate proceeding. If such written authorization is not given, or proceedings for such determination are not begun within a reasonable period of time and diligently continued, Landlord's Counsel shall have the right, at any time thereafter, to commence an action or proceeding, at the sole cost of expense of Landlord and Tenant, in the nature of interpleader in any court having jurisdiction thereof, and to deposit the Restoration Amount with such court, and thereupon be discharged from any and all further liability hereunder. Tenant acknowledges that Landlord's Counsel is a law firm which represents Landlord and Landlord's Counsel shall be entitled to represent Landlord in any and all matters arising, directly or indirectly, out of the Lease and this Agreement and the transactions contemplated hereby, including, without limitation, the disposition of the Restoration Amount. Tenant waives all conflicts of interest or appearance of impropriety, if any, that may be occasioned by Landlord's Counsel's role as stakeholder, witness or party in any proceedings involving the parties. Notwithstanding anything in this Paragraph 6(f) to the contrary, Tenant shall not be liable to Landlord's Counsel for the payment of any attorneys' fees or disbursements which are attributable to Landlord's Counsel's representation of Landlord.

         7. (a) In the event that any contest or dispute set forth in Paragraphs 5 or 6 of this Agreement is to be resolved by arbitration, the party invoking the arbitration procedure (the "First Party") shall give written notice (the "Arbitration Notice") to the other party (the "Second Party"), and shall in such Arbitration Notice appoint an arbitrator on its behalf. Within ten (10) days after its receipt of such Arbitration Notice, the Second Party by notice to the First Party shall appoint an arbitrator on its behalf; and if the second arbitrator shall not be so appointed with such ten (10) days, the First Party shall appoint the second arbitrator. The two arbitrators appointed pursuant to the above shall try to appoint a third independent arbitrator. If, within fourteen (14) days after the appointment of the second arbitrator they have not agreed upon the appointment of a third independent arbitrator, then either party may apply to the American Arbitration Association ("AAA") for the appointment of such third independent arbitrator and the other party shall not raise any questions as to the AAA's full power and jurisdiction to entertain the application and make the appointment. Each arbitrator shall have at least ten (10) years' experience in a calling pertaining to the type of matter in dispute. The date on which the third independent arbitrator is appointed is referred to as the "Appointment Date". Discovery shall be permitted, including, without limitation, the production of documents, identification of witnesses and experts and depositions.

            (b) As soon as practicable after the Appointment Date, the matter in dispute shall be arbitrated by the parties in accordance with the commercial rules then in force of the AAA; provided, however, that each party shall be entitled to discovery proceedings in accordance with the rules of New York
Civil Practice Law and Rules, and the failure of any party to so submit to such discovery upon the request of the other shall provide the basis for termination of arbitration procedure and the filing of a law suit in the Supreme Court of the State of New York, County of Kings. The resolution of the dispute shall be determined by the majority of the three arbitrators, shall constitute an "award" within the meaning of the applicable rules of the AAA and applicable law, and judgment may be entered thereon in any court of competent jurisdiction.

            (c) Landlord and Tenant hereby submit to the in personam jurisdiction of the AAA in the State of New York and agree that any process in any arbitration proceeding hereunder may be personally served upon Landlord or Tenant within or outside the State of New York. The arbitration shall be conducted at a location in New York City mutually acceptable to Landlord and Tenant.

            (d) Each party shall pay its own fees and expenses relating to the arbitration (including, without limitation, the fees and expenses of its counsel, its arbitrator and any experts or witnesses retained by it). Each party shall pay one-half (1/2) of the fees and expenses of the third independent arbitrator and of the AAA.

         8. Simultaneous with the payment by Tenant of the amounts described in Paragraph 3 of this Agreement, (a) Landlord shall execute and deliver to Tenant a release in the form of Exhibit E annexed hereto ("Landlord's Release"), and
(b) Tenant shall execute and deliver to Landlord a release in the form of Exhibit F annexed hereto ("Tenant's Release").

         9. Notwithstanding anything to the contrary contained herein or in the Tenant's Release, Landlord shall defend, hold harmless and indemnify Tenant from and against any and all third party claims, causes of actions, proceedings and demands based on, relating to, arising out of or in connection with the Premises (the "Claims"), except to the extent such Claims are in the nature of those expressly excluded from the Landlord's Release. Nothing contained herein or in the Landlord's Release is intended, and shall not be deemed, to constitute a waiver or modification by Tenant of, or Tenant's release of Landlord from, any claim for indemnification, contribution or similar claims, rights, interests, remedies Tenant may possess against the Landlord relating to, arising from, pertaining to, directly or indirectly, any federal, state or local law, rule, ordinance or regulation governing environmental claims, conditions or obligations impacting or otherwise affecting the Premises.

         10. Tenant shall maintain in effect through and including the Surrender Date such third-party insurance coverage as Tenant is required to maintain under the Lease. Tenant agrees that if such insurance does not afford coverage on an "occurrence" basis, Tenant shall, on or before the Surrender Date, purchase a "tail" policy, naming Landlord as an additional insured thereon, which "tail" policy shall provide coverage for claims made for a period of not less than three (3) years after the Surrender Date.

         11. Landlord and Tenant warrant and represent to each other as follows:

            (a) All consents or approvals required for the execution of this Agreement and the performance of the obligations of the parties hereunder, if any, have been obtained.

            (b) The Lease, the Term Sheet dated March 16, 2000 and this Agreement, are the only agreements in existence with respect to the demise and lease of the Premises by Landlord to Tenant and the use and occupancy of the Premises by Tenant.

            (c) Neither party has dealt with any real estate broker or similar agent in connection with the negotiation or execution of this Agreement.


            (d) Each party has the full power and authority to enter into this Agreement and perform its obligations hereunder, subject to the provisions of this Agreement, and the individuals executing this Agreement on behalf of each party have the full power and authority to bind such party.

         12. This Agreement and the covenants and conditions contained in this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties with respect to the subject matter of this Agreement and supersedes all other prior agreements and understandings of the parties. This Agreement may not be terminated, modified or otherwise changed, except pursuant to a written agreement signed by Landlord and Tenant.

         13. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that copy is mailed by certified mail, return receipt requested, or (c) received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

         If to Landlord:

                  Marilyn Weiss
                  1100 Park Avenue

            New York, New York 10028
            Facsimile No.:  (212) 534-4181

      If to Landlord's Counsel:

            Graubard, Mollen & Miller
            600 Third Avenue
            New York, New York  10016
            Attention:  Michael A. Salberg, Esq.
            Facsimile No.:  (212)818-8881

      If to Tenant:

            Halsey Drug Co., Inc.
            695 Perryville Road
            Crimson Bldg. 2
            Rockford, Illinois 61107
            Attention:  Peter A. Clemens
            Facsimile No.: (815)399-9710

      If to Tenant's Counsel:

            St. John & Wayne, L.L.C.
            Two Penn Plaza East
            Newark, New Jersey  07105
            Attention:  John P. Reilly, Esq.
            Facsimile No.: (973)491-3555

      A copy of any notice given to Landlord shall also be given to Landlord's Counsel, and a copy of any notice given to Tenant shall also be given to Tenant's Counsel. Notice is given by an attorney for a party shall be deemed to be notice given by such party.

      14. This Agreement shall be governed by and construed under the laws of the State of New York (except as provided in Paragraphs 5, 6 and 7 of this Agreement) and all disputes, law suits and other controversies shall be instituted exclusively in the courts of the State of New York.

      15. Landlord warrants and represents to Tenant that the individuals executing this Agreement on behalf of Landlord have a full power and authority to execute this Agreement on behalf of Landlord and to bind all parties comprising the Landlord.

      IN WITNESS WHEREOF, this Agreement was executed as of the date set forth above.

                                                LANDLORD:

      WITNESS:                                  MILTON J. ACKERMAN, ET AL

      By: /s/ Michael A. Solberg                By: /s/ Milton J. Ackerman
          ----------------------                    ----------------------
      Name: Michael A. Solberg                  Name: Milton J. Ackerman
                                                Title: General Partner


      WITNESS:                                  ATLANTIC PROPERTIES COMPANY

      By: /s/ Michael A. Solberg                By: /s/ Milton J. Ackerman
          ----------------------                    ----------------------
      Name: Michael A. Solberg                  Name:  Milton J. Ackerman
                                                Title:  General Partner

      ATTEST:                                   HALSEY DRUG CO., INC.

      By: /s/ Carol Whitney                     By: /s/ Peter A. Clemens
      Name: Carol Whitney                       Name: Peter A. Clemens
      Title: Vice President, Administration     Title: Vice President and Chief
                                                       Financial Officer

                                    EXHIBIT A


      (1) The Modification, Consolidation & Extension Agreement (the "Modification Agreement"), dated October 31, 1994, by and among Milton J. Ackerman, Sue Ackerman, Lee Hinderstein, Thelma Hinderstein and Marilyn Weiss, individuals doing business as Milton J. Ackerman, et al. and Atlantic Properties Company, collectively as landlord, and Tenant, as tenant, as amended by First Amendment to Modification, Consolidation and Extension Agreement, dated August 1, 1996, between Milton J. Ackerman, Sue Ackerman, Lee Hinderstein, Thelma Hinderstein and Marilyn Weiss, individuals doing business as Atlantic Properties Company, and Tenant, and Second Amendment to Modification, Consolidation and Extension Agreement, dated March 10, 1998, between Milton J. Ackerman, Sue Ackerman, Lee Hinderstein, Thelma Hinderstein and Marilyn Weiss, individuals doing business as Atlantic Properties Company, and Tenant, and to all of the leases and agreements incorporated therein and/or modified, consolidated and extended thereby (including, without limitation, the March 1985 Lease, the February 1988 Lease, the February 1989 Lease, the August 1989 Lease and the January 1990 Lease described below), and

      (2) The Agreement of Lease (the "Additional Lease"), dated October 31, 1994, by and among Milton J. Ackerman, Sue Ackerman, Lee Hinderstein, Thelma Hinderstein and Marilyn Weiss, individuals doing business as Milton J. Ackerman, et al. and Atlantic Properties Company, collectively as landlord, and Tenant, as tenant.

            Leases included in Modification Agreement

            1. Lease (the "March 1985 Lease") dated March 26, 1985 between Milton J. Ackerman, Thelma Hinderstein and Marilyn Weiss, Landlord and Halsey Drug Co., Inc., Tenant as to the premises known as 1827-1829 Pacific Street, 1830 Atlantic Avenue, 1842 Atlantic Avenue, 1825 Pacific Street, 1828 Atlantic Avenue and 1824 Atlantic Avenue, Brooklyn, NY (collectively designated as Parcels A through F in said Lease) and between Milton J. Ackerman, Sue Ackerman, Lee Hinderstein, Thelma Hinderstein and Marilyn Weiss, Landlord and Halsey Drug Co., Inc., Tenant as to premises known as 1787 Dean Street and Block 1343 Lots 37, 38 and 29, Brooklyn, NY (collectively designated as Parcels G and H in said Lease).

            2. Lease (the "February 1988 Lease") dated as of February 19, 1988 between Milton J. Ackerman, Sue Ackerman, Lee Hinderstein, Thelma Hinderstein and Marilyn Weiss, Landlord and Halsey Drug Co., Inc., Tenant for premises known as 1775 Dean Street, Brooklyn, NY.

            3. Lease (the "February 1989 Lease") dated as of February 17, 1989 between Milton J. Ackerman, Thelma Hinderstein and Marilyn Weiss D/B/A Milton J. Ackerman, et al, Landlord and Halsey Drug Co., Inc., Tenant for approximately 7,500 square feet of space in a portion of the premises known as 1823 Pacific Street, Brooklyn, NY.

            4. Lease (the "August 1989 Lease") dated as of August, 1989 between Milton

J. Ackerman, Sue Ackerman, Lee Hinderstein, Thelma Hinderstein and Marilyn Weiss D/B/A Milton J. Ackerman, et al, Landlord and Halsey Drug Co., Inc., Tenant for premises known as 1769-1773 Dean Street, Brooklyn, NY.

            5. Lease (the "January 1990 Lease") dated as of January 1, 1990 between Milton J. Ackerman, Thelma Hinderstein and Marilyn Weiss D/B/A Atlantic Properties Company, Landlord and Halsey Drug Co., Inc., Tenant for premises known as 1838 Atlantic Avenue, Brooklyn, NY.